Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement Nos. 333-151579, 333-132234, 333-82430 and 333-82432 of MedCath Corporation on Form S-8 of our report dated December 15, 2008 related to the financial statements of Heart Hospital of South Dakota, LLC as of and for the years ended September 30, 2008 and 2007, appearing in this Annual Report on Form 10-K of MedCath Corporation for the year ended September 30, 2008.
DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 15, 2008